Exhibit 99.1

Contacts:

Alexis Pascal

Stapleton Communications

alexis@stapleton.com

650.470.4200

Douglas M. Pihl

MathStar, Inc.

Telephone:  (503) 726-5500

Email:  doug.pihl@mathstar.com

MathStar, Inc. Announces Conference Call

HILLSBORO, OREGON, October 24, 2008—MathStar, Inc. announced today that it has scheduled a conference call for October 28, 2008 at 3:30 p.m. Central/1:30 p.m. Pacific time to report on the Company’s third quarter results and to provide an update on its strategic alternatives.  To listen to the call, please dial  800-257-2182.  A replay of the call will be made available on the Company’s website at http://www.mathstar.com.

Forward-Looking Statements

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading “Risk Factors,” as amended in MathStar’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.  MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.